April 22, 1996




Mr. Gary D. Peiffer
319 Ardmore Road
Hohokus, NJ  07423

Dear Gary:

     The purpose of this letter is to set forth certain terms and conditions which will constitute an amendment to your executive employment agreement dated as of March
1, 1994, as amended July 1, 1995 and October 13, 1995
(collectively the "Employment Agreement"). Capitalized term, not otherwise defined herein, shall have the meaning ascribed to them in the Employment Agreement.

The parties do hereby acknowledge that Whitehall Financial
Group, Inc. together with certain other affiliated and
non-affiliated parties, filed a  Form 13D with the
Securities and Exchange Commission on or about  February
5, 1996(such filing together with amendments subsequently
filed thereto and another 13D filed by PCG Management,
Inc. and Gary Winnick  in connection therewith referred
to as the "Bennett Transfer Filings").   Without
admitting or denying that the Bennett Transfer Filings or the transactions reflected therein (collectively the"Transactions") constitute a "Change in Control"as contemplated by your Employment Agreement; the parties here to agree that a Change in Control shall not be deemed to have occurred with respect to the Bennett Transfer
Filings or the Transactions and no payment shall be deemed owed to the Executive by the Company as a result thereof unless and until:
    i. The Executive shall voluntarily terminate his employment prior to June 30, 1996 or

   ii. The Company shall terminate the Executive's employment without cause on or before June 30, 1997.

 In either of the two events described above,
the Company shall pay to the Executive the payment(herein
the "Change in Control Payment") to which he would have
been entitled had the Transactions been deemed to
constitute a Change in Control under the terms of the
Employment Agreement.           In all other respects,
the Employment Agreement shall remain in full force and
effect unmodified, except in accordance with the
provisions hereof.     If this letter correctly sets
forth the understanding of the Company and the Executive, please indicate your acceptance of the above stated terms and conditions by executing a copy of this letter and returning it to the Company.




Very truly yours,

THE AEGIS CONSUMER FUNDING GROUP, INC.



By:________________________________
Angelo R. Appierto
Chairman


By:_________________________________
Gary D. Peiffer Executive